UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2018

VEGALAB, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-53248	68-0635204
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

636 U.S. Highwau 1, Ste. 110

North Palm Beach, FL 33408

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 208-1680

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

666 Third Avenue

New York, New York 10017

Tel: 212-519-5109

Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 9, 2018, Vegalab, Inc. (the “Company”) entered into a Packing Facility Lease Agreement with ACMPC California 3, LLC (“ACM”). Also on that date, the Company entered into a Purchase and Sale Agreement with ACM (collectively, the “Agreements”) concerning that certain real property consisting of a commercial citrus packing facility located in Lindsay, California (the “Facility”).

The Company will lease the Facility for Twenty Five Thousand Dollars ($25,000) per month until November 1, 2019. Following the end of the term, the Company will have an option to purchase the Facility for Four Million Two Hundred and Fifty Thousand Dollars ($4,250,000).

The Agreements contain customary terms, representations, warranties and covenants of the Company and ACM for like transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2018	VEGALAB, INC.

	By:	/s/ Craig Laughlin
Craig Laughlin, President

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